UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 18, 2018 (June 18, 2018)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Dismissal of Canadian Class Action

On June 4, 2018, the Ontario Superior Court of Justice rendered a decision in the ongoing class action case filed by Roberto Paniccia (as plaintiff) against the Company and certain other individual defendants. Specifically, the Court dismissed (with costs) the putative class members’ motion for leave to proceed with the plaintiff’s claims for misrepresentations of material facts pursuant to the Ontario Securities Act.

The referenced class action claim was commenced by Roberto Paniccia on June 5, 2015, alleging violations of the Ontario Securities Act (and equivalent legislation in other Canadian provinces and territories) as well as common law misrepresentations based on allegedly materially false and misleading statements and omissions in the Company’s public statements. Following the Court’s decision, on June 18, 2018, the plaintiff and each of the defendants consented to the dismissal of the action with prejudice (and without costs), subject to the Court’s formal approval.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 18, 2018	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel, General Counsel

3